                                                                       EXHIBIT 6


                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           DELAWARE HOLDCO CORPORATION

                  The undersigned officers of DELAWARE HOLDCO CORPORATION, a Delaware corporation (the "Corporation"), do hereby certify as follows:

                  FIRST: The name of the Corporation is DELAWARE HOLDCO CORPORATION. The Corporation was originally incorporated under the name DELAWARE HOLDCO CORPORATION, and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on
________________.

                  SECOND: This Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware ("DGCL") and by unanimous written consent of stockholders in accordance with Section 228 of the DGCL.

                  THIRD: This Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation.

                  FOURTH: The text of the certificate of incorporation of the Corporation is amended and restated so as to read in its entirety as follows:

                  1. Name. The name of the corporation is DELAWARE HOLDCO CORPORATION(the "Corporation").

                  2. Address; Registered Office and Agent. The address of the Corporation's registered office in the State of Delaware is _________________ ___________________________. The name of its registered agent at such address is
__________________________.

                  3. Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto below:

                  "Affiliate" of any Person shall mean any Person controlling, controlled by or under common control with such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms "controlling" and "controlled" shall have correlative meanings. For purposes of this definition, the Corporation and its Subsidiaries and controlled Affiliates shall not be considered Affiliates of any Class B Stockholder.

                  "Approved Business" shall have the meaning ascribed thereto in
Section 4 hereof.

                  "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3, as in effect on the date hereof, promulgated under the Exchange Act; "Beneficially Owned" "Owned Beneficially", "Beneficially Own" and like terms shall have correlative meanings.

                  "Board" shall mean the Board of Directors of the Corporation.

                  "Board Governance Actions" shall mean (a) any action that is in violation of the Corporation's obligations under Article 1 of the Governance Agreement, (b) any action of the Board recommending or effecting any change in the number of directors constituting the entire Board or to the voting rights or classification of members of the Board from the number, rights or classification established herein, (c) the designation or dissolution of any committee of the Board or the delegation of any matter to, or the establishment of or alteration to any rules of conduct for, any such committee, or (d) any appointment or removal of any director to or from any committee of the Board.

                  "By-Laws" shall mean the By-Laws of the Corporation, as amended, modified or supplemented from time to time in accordance herewith and the By-Laws.

                  "Canada Sub" shall mean 3030809 Nova Scotia ULC, an unlimited liability company formed under the laws of Nova Scotia, all of the common stock of which is owned by the Corporation.

                  "Canadian Transaction Agreements" shall mean, collectively,
(a) the Master Canadian Transaction Agreement, dated as of July 12, 1999, among Warner Music Canada Ltd., Sony Music Entertainment (Canada) Inc., Canada Sub and the Corporation (including the terms of the Exchangeable Shares attached thereto); (b) the Exchange Agreement, dated as of Closing, among the Corporation, Warner Music Canada Ltd. and Sony Music Entertainment (Canada) Inc.; (c) the Support Agreement, dated as of the Closing between the Corporation and Canada Sub; and (d) the Voting Trust Agreement, dated as of the Closing, among the Corporation, Canada Sub, Warner Music Canada Ltd., Sony Music Entertainment (Canada) Inc. and the Trustee, in each case as the same may be amended, modified or supplemented from time to time in accordance therewith.

                  "CDnow" shall mean CDnow, Inc., a Pennsylvania corporation.

                  "CEO" shall mean the chief executive officer of the Corporation.

                  "Certificate" shall mean the Certificate of Incorporation of the Corporation, as amended, modified or supplemented from time to time in accordance herewith.

                  "Class A Stock" shall have the meaning ascribed thereto in
Section 5(b) hereof.

                  "Class A Stockholder" shall have the meaning ascribed thereto in Section 5(b) hereof.

                  "Class B Certificate" shall have the meaning ascribed thereto in Section 6(d)(iii) hereof.

                  "Class B Directors" shall have the meaning ascribed thereto in
Section 6(a)(iv) hereof.

                  "Class B Stock" shall have the meaning ascribed thereto in
Section 5(b) hereof.

                  "Class B Stockholder" shall have the meaning ascribed thereto in Section 5(b) hereof.

                  "Closing" shall have the meaning ascribed thereto in the Merger Agreement.

                  "Columbia House" shall mean The Columbia House Company, a New York general partnership.

                  "Columbia House Canada" shall mean The Columbia House Company (Canada), a general partnership formed under the laws of Ontario.

                  "Common Stock" shall have the meaning ascribed thereto in
Section 5(a) hereof.

                  "Conversion Time" shall have the meaning ascribed thereto in
Section 6(d)(v) hereof.

                  "Converted Share" shall have the meaning ascribed thereto in
Section 6(d)(iv) hereto.

                  "Convertible Securities" shall mean any Equity Securities of the Corporation or any of its Subsidiaries, including, without limitation, the Exchangeable Shares (other than any class of Common Stock) that are convertible into, exercisable or exchangeable for, or evidence the right to purchase or receive, any class of Common Stock, whether upon conversion, exercise or exchange, pursuant to anti-dilution provisions of such securities or otherwise.

                  "Covered Person" shall have the meaning ascribed thereto in
Section 13(a) hereof.

                  "DGCL" shall mean the General Corporation Law of the State of Delaware as in effect from time to time.

                  "Equity Security" has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act as in effect on the date hereof, and in any event includes any interest or security having the attendant right to vote for directors or similar representatives and any interest or security convertible into or exchangeable for any of the foregoing.

                  "Event of Automatic Conversion" shall have the meaning ascribed thereto in Section 6(d)(iii) hereof.

                  "Event of Transfer Conversion" shall have the meaning ascribed thereto in Section 6(d)(iv) hereof.

                  "Exchangeable Number" means, as of any date, the aggregate number of Exchangeable Shares outstanding as of such date other than any Exchangeable Shares Beneficially Owned by the Corporation or any of its Subsidiaries.

                  "Exchangeable Shares" shall mean the exchangeable shares of Canada Sub referenced in the Canada Transaction Agreements.

                  "Extraordinary Action" shall mean any of the following actions:

                  (a) authorize, amend, alter or repeal any provision of the Certificate (including resolutions of the Board setting forth the terms of any class or series of capital stock) or By-Laws;

                  (b) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, or reclassification of any security into, any capital stock or other Equity Securities (or any securities convertible into or exercisable or exchangeable for any capital stock or other Equity Securities) of the Corporation, other than pursuant to an employee stock option plan or other benefit plan, which stock option or other benefit plan shall have previously received any Required Class B Stockholder Approval, or pursuant to the terms of any Equity Securities issued in the transactions contemplated by the Merger Agreement (including, without limitation, pursuant to the Canadian Transaction Agreements);

                  (c) subject to Section 253 of DGCL, authorize or approve any merger, consolidation, reorganization, amalgamation, recapitalization or other form of business combination involving the Corporation or any direct or indirect sale or other disposition of all or substantially all of the business or assets of the Corporation;

                  (d) authorize or approve the liquidation, dissolution or winding up in any form of transaction (including, without limitation, any reorganization into partnership or other non-corporate form) of the Corporation or the commencement by the Corporation of a voluntary case or proceeding under the Federal Bankruptcy Act or any other similar federal or state law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent (whether by action or inaction) by the Corporation to the entry of a decree or order for relief in respect of the Corporation in an involuntary case or proceeding under the Federal Bankruptcy Act or any other similar federal or state law or to the commencement of any bankruptcy or insolvency case or proceeding against the Corporation or the filing by the Corporation of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by the Corporation to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Corporation, or of any substantial part of the property of the Corporation, or the making by the Corporation of an assignment for the benefit of creditors, or the admission by the Corporation in writing of its inability to pay its debts generally as they become due;

                  (e) directly or indirectly declare or pay any dividend or make any distribution upon any of the capital stock or other Equity Securities of the

Corporation, except for dividends payable solely in shares of Common Stock issued upon outstanding shares of Common Stock or pursuant to the Canadian Transaction Agreements;

                  (f) cause or permit any Board Governance Action; or

                  (g) cause or permit any of the foregoing with respect to a Subsidiary of the Corporation.

                  "Federal Bankruptcy Act" shall mean Title 11 of the United States Code, 11 U.S.C. 'SS''SS' 101 et seq.

                  "Fully-Diluted Basis" means, with respect to any Class B Stockholder, the aggregate number of shares of Class B Stock that would be Beneficially Owned by such Class B Stockholder and its Affiliates assuming that all Exchangeable Shares Beneficially Owned by such Class B Stockholder and its Affiliates were converted, exercised, retracted or exchanged into or for Class B Stock (or, following an Event of Automatic Conversion, Class A Stock) in accordance with the Canadian Transaction Agreements.

                  "Governance Agreement" shall mean the Governance Agreement among the Corporation, Sony Music Entertainment Inc., Warner Music Group Inc. and certain other parties, dated as of ____ , 1999, as the same may be amended, modified or supplemented from time to time in accordance therewith.

                  "Indebtedness" shall mean at any particular time, without duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any commitment by which a Person assures a creditor against loss, (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), and (vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss.

                  "Merger Agreement" shall mean that certain Agreement of Merger and Contribution, dated as of July 12, 1999, among the Corporation, Time Warner Companies, Inc., Sony Music Entertainment Inc., CDnow, Inc. and certain other parties named therein, as in effect from time to time.

                  "Number of Class B Directors" shall mean, as of any date, the number set forth below opposite the total number of shares of Class B Stock Beneficially Owned collectively by the Class B Stockholders on a Fully-Diluted Basis (such share number being appropriately adjusted to reflect any stock split, combination, reclassification, recapitalization or similar transaction involving the Class B Stock, including a stock dividend or distribution in the form of shares of Class B Stock pursuant to Section 6 hereof):

Number of Shares of Class B Stock
Owned by the Class B Stockholders
on a Fully-Diluted Basis(1)                                  Number of Directors
--------------------------------------------------           -------------------

[X] or more                                                           8
Less than [X] but not less than [Y]                                   6
Less than [Y] but not less than [Z]                                   4
[Z] or less                                                           0

                  "Other Entity" shall have the meaning ascribed thereto in
Section 13(a) hereof.

                  "Person" shall mean an individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

                  "Preferred Stock" shall have the meaning ascribed thereto in
Section 5(a) hereof.

                  "Principal Stockholders" shall have the meaning ascribed thereto in Section 11(a) hereof.

                  "Proceeding" shall have the meaning ascribed thereto in
Section 12(a) hereof.

                  "Required Class B Director Approval" shall mean the prior written consent of: (a) six (6) Class B Directors so long as the Number of Class B Directors is eight (8); (b) four (4) Class B Directors so long as the Number of Class B Directors is six (6); or (c) three (3) Class B Directors so long as the Number of Class B Directors is four (4).

                  "Required Class B Stockholder Approval" shall mean the prior affirmative vote or written consent of each Class B Stockholder, if any, that together with its Affiliates, Beneficially Owns at least ________ shares of Class B Stock on a Fully-Diluted Basis (such share number being appropriately adjusted to reflect any stock split, combination, reclassification, recapitalization or similar transaction involving the Class B

--------------------
  (1) X = a number representing 66 2/3% of the total number of shares of Class B Stock and Exchangeable Shares issued in the merger (e.g., 50 of the 75 Class B Shares); Y = a number representing 50% of the total number of shares of Class B Stock and Exchangeable Shares issued in the merger (e.g., 37.5 of the 75 Class B Shares); Z = a number representing 33 1/3 of the total number of shares of Class B Stock and Exchangeable Shares issued in the merger (e.g., 25 of the 75 Class B shares).

Stock, including a stock dividend or distribution in the form of shares of Class B Stock pursuant to Section 6 hereof).(2)

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Special Voting Share" shall have the meaning ascribed thereto in Section 5 hereof.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, limited liability company or other business entity controlled by such Person directly or indirectly through one or more Subsidiaries of such Person or in which such Person owns directly or indirectly through one or more other Subsidiaries of such Person more than 50% of the outstanding common stock or other outstanding Equity Securities ordinarily entitled to vote for directors or comparable representatives of such Person.

                  "Sony Stockholder" shall mean the Sony Group, as defined in the Governance Agreement.

                  "Third Party" shall have the meaning ascribed thereto in the Governance Agreement.

                  "Total Current Voting Power" shall mean, with respect to any corporation, partnership, limited liability company or other business entity, the total number of votes which may be cast in an election of members of the board of directors or comparable representatives of such corporation, partnership, limited liability company or other business entity in which all classes of every Equity Security entitled to vote in any election of members of the board of directors or other comparable representatives of such entity are entitled to vote in such election.

                  "Transfer" shall mean any transfer, sale, assignment, pledge, lease, hypothecation, mortgage, gift or creation of security interest, lien or trust (voting or otherwise) or other encumbrance or other disposition, in whole or in part (whether by operation of law or otherwise), including, without limitation, in connection with a merger, consolidation or other transaction having a similar effect; provided that a pledge or other encumbrance in favor of a financial institution in connection with a bona fide incurrence of Indebtedness or other extensions of credit shall not be deemed to constitute a Transfer hereunder.

                  "Transfer Agent" shall have the meaning ascribed thereto in
Section 6(d)(ii) hereto.

                  "Trustee" shall have the meaning ascribed thereto in the Canadian Transaction Agreements.

                  "Voting Stock" shall mean shares of Common Stock, the Special Voting Share and any other Equity Securities of the Corporation ordinarily having the power to vote in an election of members of the Board.

----------
   2 Number will represent 66 2/3% of the number of shares of Class B Stock and Exchangeable Shares issued in the merger to each Purchaser (e.g., 25 of 37.50 shares).

                  "Warner Stockholder" shall mean the Warner Group, as defined in the Governance Agreement.

                  4. Purposes. The purpose of the Corporation is to engage in the businesses conducted, directly or indirectly, as of the Closing by CDnow or Columbia House, and any lawful act or activity for which corporations may be organized under the DGCL that is in furtherance of such purpose and reasonably related thereto ("Approved Business"), and any other business as may be approved by the Board from time to time, provided that approval of such other business receives any Required Class B Stockholder Approval.

                  5. Authorized Number of Shares.

                           (a) Total Shares. The total number of shares of all
classes of capital stock that the Corporation shall have authority to issue is ___________ shares, consisting of (i) _________ shares of common stock, par value $0.01 per share (the "Common Stock") and (ii) _________ shares of Preferred Stock, par value $0.01 per share ("Preferred Stock").

                           (b) Common Stock. The Common Stock shall consist
solely of two classes, designated "Class A Common Stock" and "Class B Common Stock." The authorized number of shares of Class A Common Stock ("Class A Stock") shall be __________, and the authorized number of shares of Class B Common Stock ("Class B Stock") shall be _________. The holders of the Class A Stock shall be referred to as the "Class A Stockholders" and the holders of the Class B Stock shall be referred to as the "Class B Stockholders."

                           (c) Preferred Stock. The Preferred Stock shall
consist of (i) a series designated "Special Voting Preferred Stock," comprised of one (1) share (the "Special Voting Share") and having the powers, preferences and rights, and the limitations and restrictions thereof, set forth in Section 8 hereof, and (ii) such other series as may be determined from time to time in accordance with Section 7 hereof. The holder of the Special Voting Share shall be referred to as the "Special Voting Stockholder."

                  6. Terms of Common Stock. All shares of Common Stock shall, except as otherwise provided herein, be identical in all respects and shall entitle the holders thereof to the same rights and privileges.

                           (a) Voting Rights. Subject to the voting rights of
the Preferred Stock, the holders of shares of Common Stock shall have the following voting rights:

                                    (i) Each share of Class A Stock and Class B
         Stock shall entitle the holder thereof to one vote on all matters submitted to a vote or for written consent of the holders of shares of such Class of Common Stock of the Corporation.

                                    (ii) Except for the matters described in
         clause (iii) or (iv) of this Section 6(a), and as otherwise set forth in this Certificate (including, without limitation, Sections 7, 8 and 14 hereof) or as required by applicable law, the Class A Stockholders, the Class B Stockholders and the Special Voting

         Stockholder shall vote together as one class on all matters submitted to a vote or for written consent of the stockholders of the Corporation.

                                    (iii) Until the occurrence of an Event of
         Automatic Conversion, the Corporation shall not, and the holders of any other class or series of capital stock of the Corporation shall not be authorized to or to cause the Corporation to, without any Required Class B Stockholder Approval, take, cause, permit or authorize any Extraordinary Action.

                                    (iv) The holders of Class B Stock and the
         Special Voting Stockholder, voting together as a single class, shall have the right to elect, by a plurality of the votes cast by holders of shares of Class B Stock and the Special Voting Stockholder, in each case present in person or represented by proxy at a meeting duly called for that purpose or by written consent in accordance with Section 9(c) below, a number of directors equal to the Number of Class B Directors (such directors elected pursuant to this Section 6(a)(iv) by the holders of the Class B Stock and the Special Voting Stockholder are hereinafter collectively referred to as the "Class B Directors").

                                    (v) The holders of Common Stock and the
         Special Voting Stockholder, voting together as a single class, shall have the right to elect, by a plurality of the votes cast by the holders of shares of Common Stock and the Special Voting Stockholder, in each case present in person or represented by proxy at a meeting duly called for that purpose or by written consent in accordance with
         Section 9(c) below, a number of directors equal to the excess of the number of directors comprising the entire Board over the Number of Class B Directors.

                                    (vi) The right of the holders of Class B
         Stock, voting together with the Special Voting Stockholder as a single class, to elect Class B Directors shall be in addition to their right to vote, together as a single class with the holders of the Class A Stock and the Special Voting Stockholder, whether acting by written consent or by vote at a meeting called for the purpose, of election of directors, in the election of all other directors.

                           (b) Dividends and Distributions.

                                    (i) Subject to provisions of law and the
         terms of any outstanding Preferred Stock, the holders of the Class A Stock and the Class B Stock shall be entitled to receive dividends or other distributions with respect to such stock, in an equal amount per share, at such times and in such amounts as may be determined by the Board and declared out of any funds lawfully available therefor, and shares of Preferred Stock of any series shall not be entitled to share therein except as otherwise expressly provided in the resolution or resolutions of the Board providing for the issue of such series. Dividends and other distributions with respect to the Class A Stock and the Class B Stock shall be payable only when, as and if declared by the Board.

                                    (ii) Subject to the provisions of law and
         the terms of any outstanding Preferred Stock, if at any time a dividend or other distribution with respect to the Class A Stock and Class B Stock is to be paid in shares of Class A

         Stock, Class B Stock or any other securities of the Corporation or any other Person (hereinafter sometimes called a "share distribution"), such share distribution shall be declared and paid only as follows, and share distributions declared and paid as follows shall be deemed to be equal distributions for purposes of the preceding clause (i):

                                    (A)    a share distribution (I) consisting
                                           of Class A Stock (or Convertible
                                           Securities that are convertible
                                           into, exchangeable for, or evidence
                                           the right to purchase, shares of
                                           Class A Stock) to holders of Class A
                                           Stock and Class B Stock, on an equal
                                           per share basis; (II) consisting of
                                           shares of Class B Stock (or
                                           Convertible Securities that are
                                           convertible into, exchangeable for
                                           or evidence the right to purchase
                                           shares of Class B Stock) to holders
                                           of Class A Stock and Class B Stock,
                                           on an equal per share basis; or
                                           (III) consisting of shares of Class
                                           A Stock (or Convertible Securities
                                           that are convertible into,
                                           exchangeable for or evidence the
                                           right to purchase shares of Class A
                                           Stock) to holders of Class A Stock
                                           and, on an equal per share basis,
                                           shares of Class B Stock (or
                                           Convertible Securities that are
                                           convertible into, exchangeable for
                                           or evidence the right to purchase
                                           shares of Class B Stock) to holders
                                           of Class B Stock; and

                                    (B)    a share distribution consisting of
                                           shares of any class or series of
                                           securities of the Corporation or any
                                           other Person other than Class A
                                           Stock or Class B Stock (and other
                                           than Convertible Securities that are
                                           convertible into, exchangeable for
                                           or evidence the right to purchase
                                           shares of Class A Stock or Class B
                                           Stock), either (I) on the basis of a
                                           distribution of identical
                                           securities, on an equal per share
                                           basis, to holders of Class A Stock
                                           and Class B Stock or (II) on the
                                           basis of a distribution of one class
                                           or series of securities to holders
                                           of Class A Stock and another class
                                           or series of securities to holders
                                           of Class B Stock (and, if
                                           applicable, the securities into
                                           which the distributed securities are
                                           convertible, or for which they are
                                           exchangeable, or which the
                                           distributed securities evidence the
                                           right to purchase), provided that
                                           such classes of securities do not
                                           differ in any respect other than
                                           their relative voting rights and
                                           related differences in conversion
                                           and share distribution provisions,
                                           with holders of shares of Class B
                                           Stock receiving the class or series
                                           having the higher relative voting
                                           rights (without regard to whether
                                           such rights differ to a greater or
                                           lesser extent than the corresponding
                                           differences in voting rights and
                                           related differences in conversion
                                           and share distribution provisions
                                           between the Class A Stock and the
                                           Class B Stock), and provided that if
                                           the securities so distributed
                                           constitute capital stock of a
                                           Subsidiary of the Corporation, such
                                           rights shall not differ to a greater
                                           extent than the corresponding
                                           differences in voting rights,
                                           conversion and share distribution
                                           provisions between the Class A Stock
                                           and Class B Stock, and provided in
                                           each case that such distribution is
                                           otherwise made on an equal per share
                                           basis.

                           (c) Stock Splits. If the Corporation shall in any
manner reclassify, subdivide or combine the outstanding shares of Class A Stock or Class B Stock, the outstanding shares of the other class of Common Stock shall be proportionally reclassified, subdivided or combined to preserve the relative rights of the outstanding shares of each class and the relative proportion of the equity of the Corporation represented by the outstanding shares of each class immediately prior to the transaction giving rise to an adjustment pursuant to this paragraph.

                           (d) Conversion.

                                    (i) No Conversion of Class A Stock. The
         holders of the Class A Stock shall not have the right to convert their shares of Class A Stock into any other securities.

                                    (ii) Optional Conversion of Class B Stock.
         Each share of Class B Stock may at any time be converted into one fully paid and nonassessable share of Class A Stock. Such right shall be exercised by the surrender of the certificate representing any share of Class B Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation, or if an agent for the registration of transfer of shares of Class B Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, together with any transfer tax stamps or funds therefor required pursuant to subparagraph (viii) of this subsection (d).

                                    (iii) Mandatory Conversion of All Class B
         Stock. If at any time the Class B Stockholders cease to Beneficially Own collectively at least ______ shares(3) of Class B Stock on a Fully-Diluted Basis (such number being appropriately adjusted to reflect any stock split, combination, reclassification, recapitalization or similar transaction involving the Class B Stock, including a stock dividend or distribution in the form of shares of Class B Stock pursuant to Section 6(b)(ii) hereof) (an "Event of Automatic Conversion"), each share of

----------------
     (3) Number will represent 33 1/3% of the total number of Shares of Class B Stock and Exchangeable Shares issued in merger (e.g. 25 of 75 shares).

         Class B Stock shall be automatically converted into one fully paid and non-assessable share of Class A Stock; provided, that, the Corporation shall not authorize, approve or enter into any transaction that would result in such automatic conversion of the Class B Stock without the approval of the holders of a majority of the then outstanding shares of Class B Stock and, if applicable, any Required Class B Stockholder Approval. Upon the occurrence of an Event of Automatic Conversion, each holder of a certificate representing a number of shares of Class B Stock (each, a "Class B Certificate") shall be entitled to receive a certificate representing the same number of shares of Class A Stock by surrendering such Class B Certificate held by it at the office of the Corporation or of the Transfer Agent, if one is then duly appointed and acting, accompanied by a written notice of such holder of the occurrence of such Event of Automatic Conversion and (if so required by the Corporation or the Transfer Agent) by instruments of transfer in a form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's authorized attorney, together with any transfer tax stamps or funds therefor required pursuant to subparagraph (viii) of this subsection (d).

                                    (iv) Mandatory Conversion of Transferred
         Class B Stock. Without in any way limiting the restrictions on transfers contained in the Governance Agreement, each share of Class B Stock (a "Converted Share") that is Transferred to any Third Party (such Transfer being referred to herein as an "Event of Transfer Conversion") shall be automatically converted, effective immediately prior to such Transfer, into one fully paid and non-assessable share of Class A Stock. Upon the occurrence of an Event of Transfer Conversion, each holder of the Class B Certificate representing a number of shares of Converted Shares shall be entitled to receive a certificate representing the same number of shares of Class A Stock by surrendering such Class B Certificate held by it at the office of the Corporation or of the Transfer Agent, if one is then duly appointed and acting, accompanied by written notice of such holder of such Event of Transfer Conversion and (if so required by the Corporation or the Transfer Agent) by instruments of transfer in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's authorized attorney, together with any transfer tax stamps or funds therefor required pursuant to subparagraph (viii) of this subsection (d).

                                    (v) Conversion Procedures. As promptly as
         practicable after the surrender for conversion of a certificate representing shares of Class B Stock in the manner provided in subparagraphs (ii), (iii) or (iv) of this subsection (d) and the payment in cash of any amount required by the provisions of subparagraph (viii) of this subsection (d), the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Stock issuable upon such conversion, issued in such name or names as such holder may direct. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificates representing shares of Class B Stock, and all rights of the holder of such shares as such holder shall cease at such time and the Person or Persons in whose name or names the certificate or certificates representing the shares of Class A Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Stock at such time;

         provided, however, if any such surrender and payment is made on any date when the stock transfer books of the Corporation shall be closed, the Person or Persons in whose name or names the certificate or certificates representing shares of Class A Stock are to be issued as the record holder or holders thereof shall be treated for all purposes as having become the record holder or holders of such shares immediately prior to the close of business on the next succeeding day on which such stock transfer books are open. Notwithstanding the foregoing, to the extent permitted by law, conversion of shares of Class B Stock into shares of Class A Stock pursuant to an Event of Automatic Conversion or Event of Transfer Conversion shall be deemed to have been effected as of the date on which the Event of Automatic Conversion or Event of Transfer Conversion, as the case may be, occurred (such time being the "Conversion Time"). The Person entitled to receive the shares of Class A Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Stock at and as of the Conversion Time, and the right of such Person as a Class B Stockholder shall cease and terminate at and as of the Conversion Time, in each case without regard to any failure by the holder to deliver the certificates or the notice required by this Section 6(d).

                                    (vi) Adjustments. No adjustments in respect
         of dividends or other distributions shall be made upon the conversion of any share of Class B Stock; provided, however, that if a share shall be converted subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Stock but prior to such payment, the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share upon the date set for payment of such dividend or other distribution notwithstanding the conversion thereof or the Corporation's default in payment of the dividend due on such date; provided, further, that if such distribution was to have included any shares of Class B Stock, then as a result of such conversion the registered holder of such share at the close of business on such record date shall be entitled to receive, in lieu of any such shares of Class B Stock, an equal number of shares of Class A Stock.

                                    (vii) Reservation of Shares. The Corporation
         will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Stock and shares of Class B Stock issuable upon conversion, retraction or exchange of the Exchangeable Shares, and upon conversion, retraction or exchange of the Exchangeable Shares following the Conversion Time, such number of shares of Class A Stock as shall be issuable upon any such conversion, retraction and/or exchange, as the case may be, of all such outstanding shares; provided, however, that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Stock or the conversion, retraction or exchange of Exchangeable Shares following the Conversion Time by delivery of purchased shares of Class A Stock which are held in the treasury of the Corporation. If any shares of Class A Stock required to be reserved for purposes of conversion, retraction and/or exchange, as the case may be, hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Stock may be issued upon conversion, retraction and/or exchange, as the case may be, the Corporation will cause such shares to be duly registered or approved, as the case may be. All shares of Class A Stock which shall be issued upon any such conversion, retraction and/or exchange, as the case may be, will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

                                    (viii) Stamps and Taxes, etc. The issuance
         of certificates for shares of Class A Stock upon conversion of shares of Class B Stock or the conversion, retraction or exchange of Exchangeable Shares following the Conversion Time shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Stock or Exchangeable Shares to be converted, retracted or exchanged, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

                                    (ix) Status of Converted Shares. In the
         event any shares of Class B Common Stock shall be converted pursuant to this Section 6(d), such shares shall be canceled and shall not be subject to reissue by the Corporation.

                           (e) Liquidation. Upon the liquidation, dissolution or
winding up of the Corporation, whether voluntary or involuntary, subject to any preferential or other amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock then outstanding, the holders of Class A Stock and Class B Stock shall be entitled to receive all the assets of the Corporation of whatever kind available for distribution to its stockholders ratably as a single class in proportion to the number of shares held by them.

                           (f) Rights of Common Stock Subject to Preferred
Stock. Notwithstanding anything to the contrary contained herein, the Class A Stock and the Class B Stock are subject to all the powers, rights, privileges, preferences and priorities of any series of Preferred Stock as shall be stated and expressed in any resolution or resolutions adopted by the Board, pursuant to authority expressly granted to and vested in it by the provisions of Section 7.

                  7. Terms of Preferred Stock. Subject to receipt of the Required Class B Stockholder Approval, the Board is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock (in addition to the Special Voting Preferred Stock) and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                  8. Terms of Special Voting Preferred Stock.

                           (a) Voting Rights. Except for matters described in
clause (iii) of Section 6(a) hereof, and as otherwise set forth in this Certificate (including, without limitation, Section 7 and 14 hereof), or as required by applicable law, the Special Voting

Share shall entitle the Special Voting Stockholder to cast a number of votes equal to the Exchangeable Number (determined as of the applicable record date) on all matters submitted to a vote or for written consent of the holders of Class A Stock, Class B Stock and Common Stock of the Corporation.

                           (b) Dividends. The Special Voting Stockholder shall
not be entitled, in its capacity as holder or owner of the Special Voting Share, to receive any dividends or other distributions made by the Corporation to its stockholders.

                           (c) Liquidation Preference. Upon any voluntary or
involuntary liquidation, dissolution or winding-up of the Corporation, the Special Voting Stockholder shall be entitled to receive out of the assets of the Corporation available for distribution to the stockholders, an aggregate amount equal to $1.00 before any distribution is made on the Common Stock of the Corporation or any other stock ranking junior to the Special Voting Share as to distribution of assets upon liquidation, dissolution or winding-up.

                           (d) Ranking. The Special Voting Share shall, with
respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of Common Stock of the Corporation and (ii) unless otherwise provided by the terms of such other class or series, junior to any other class or series of capital stock of the Corporation.

                           (e) Redemption. The Special Voting Share shall not be
subject to redemption, except that at such time as no Exchangeable Shares (other than Exchangeable Shares Beneficially Owned by the Corporation and its Subsidiaries) shall be outstanding, the Special Voting Share shall automatically be redeemed and canceled by the Corporation, for an aggregate amount equal to $1.00 due and payable upon such redemption.

                  9. Stockholder Meetings; Consent.

                           (a) Meetings Generally. Meetings of stockholders may
be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision of Delaware law) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-laws.

                           (b) Special Meetings. Special meetings of the
stockholders shall be called only (i) upon the written request of any Class B Stockholders that, together with their respective Affiliates, Beneficially Own at least shares of Class B Stock on a Fully-Diluted Basis (such share number being appropriately adjusted to reflect any stock split, combination, reclassification or recapitalization of the Class B Stock, including a stock dividend or distribution in the form of shares of Class B Stock pursuant to
Section 6 hereof);(4) (ii) upon request of a majority of the Board or any two
(2) Class B Directors; or (iii) by the CEO, provided that the CEO shall have requested that the Board call such special meeting (stating the purpose for which such meeting is to be called) and the Board shall have failed to call such meeting within ten (10) calendar days of such

----------------
   (4) Number to equal 33 1/3% of total number of Shares of Class B Stock and Exchangeable Shares issued in the merger (25 of 75 Shares).

request by the CEO. Special meetings of the stockholders may be held at such time and place as may be stated in the notice of the meeting.

                           (c) Written Consent. So long as the shares of
outstanding Class B Stock (on a Fully-Diluted Basis) represent at least 40% of the outstanding shares of Common Stock, then unless otherwise prohibited by the DGCL, any action required or permitted by the DGCL, this Certificate or the By-Laws to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book(s) in which proceedings of meetings of the stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent of the holders of shares entitled to be voted thereon shall be given as required by applicable law or regulation.

                  10. Board.

                           (a) Management by Board. Except as otherwise provided
in this Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board. The Board may adopt such rules and regulations, not inconsistent with this Certificate, the By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

                           (b) Election of Directors. Directors shall be elected
at the annual meeting of stockholders, and each director elected shall hold office until such director's successor has been elected and qualified at the next annual meeting of stockholders or until his or her earlier death, removal or resignation. A director need not be a stockholder of the Corporation.

                           (c) Number of Authorized Directors. Prior to an Event
of Automatic Conversion, the number of directors comprising the entire Board shall be twelve (12) and, thereafter, such number shall be as set forth in the By-Laws.

                           (d) Removal. Subject to the Governance Agreement, any
director other than a Class B Director may be removed for any reason (or for no reason) by vote or written consent of the holders of Voting Stock representing a majority of the Total Current Voting Power of the Company, voting together as a single class. Subject to the Governance Agreement, a Class B Director may only be removed (a) without cause by vote or written consent of the holders of a majority of the outstanding shares of Class B Stock on a Fully-Diluted Basis, voting separately as a class, or (b) for cause, by vote or written consent of the holders of Voting Stock representing at least ninety percent (90%) of the Total Current Voting Power of the Company, voting together as a single class. For purposes hereof "cause" means, with respect to any director, (x) substantial and prolonged refusal by such director to perform his/her fiduciary duties, (y) conviction (not subject to further appeal) of such director of a felony or (z) substantial and prolonged physical or mental incapacity rendering such director incapable of fulfilling his/her fiduciary duties.

                           (e) Vacancies. Subject to the Governance Agreement,
any vacancy in the office of a Class B Director may be filled solely by the Class B Stockholders and the Special Voting Stockholder at a meeting called for such purpose (which may be the same meeting at which the removal of a Class B Director was voted upon) or by written consent in accordance with Section 9(c) hereof. Subject to the Governance Agreement, any vacancy in the office of a director other than a Class B Director may be filled solely by the affirmative votes of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve the remaining term of his or her predecessor and until his or her successor has been elected and qualified or until the director's earlier death, resignation or removal.

                           (f) Quorum. At all meetings of the Board, other than
meetings of Board committees, a quorum shall exist only if a majority of the directors comprising the entire Board are present at the meeting.

                           (g) Action of Board. Subject to any greater or
additional vote of the Board or of any class of directors required by law or by this Certificate, an act of the Board shall require the affirmative vote of at least a majority of the directors present at a meeting of the Board at which a quorum is present. Each director shall have one vote. In addition to the foregoing, the Required Class B Director Approval shall be necessary for the Board to take, cause, permit or authorize any Board Governance Actions.

                  11. Provisions Relating to Principal Stockholders

                           (a) Principal Stockholders. In that shares of capital
stock of the Corporation will be owned, directly or indirectly, by Persons other than Affiliates of the Sony Stockholder and the Warner Stockholder (the Sony Stockholder and the Warner Stockholder, collectively, including Affiliates of each and as further defined in Section 11(d) below, the "Principal Stockholders"), but that the Principal Stockholders will be, directly or indirectly, stockholders of the Corporation, and in anticipation that the Corporation and the Principal Stockholders may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Principal Stockholders (including service of officers, directors or employees of the Principal Stockholders as directors of the Corporation), the provisions of this Section 11 are set forth to regulate, define and guide, to the fullest extent permitted by the DGCL, the conduct of certain affairs of the Corporation as they may involve the Principal Stockholders and their respective officers and directors, and the powers, rights and duties of the Corporation and the Principal Stockholders and their respective officers and directors in connection therewith.

                           (b) Competition and Corporate Opportunities. None of
the Principal Stockholders shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation. In the event that any of the Principal Stockholders acquires knowledge of a potential transaction or matter that may be a corporate opportunity for any of the Principal Stockholders and the Corporation, subject to Section 11(c) below, none of the Principal Stockholders shall have any duty to communicate or offer such corporate opportunity to the Corporation, and any Principal Stockholders shall be entitled to pursue or acquire such corporate opportunity for itself or to direct such corporate opportunity to another person or entity. In addition, the fact that a Principal Stockholder shall engage in a particular business activity shall not, of itself, provide a basis for determining that there has been a violation of Section 11(c) hereof.

                           (c) Allocation of Corporate Opportunities. The
following provisions shall be applicable to the maximum extent consistent with, and permitted by, applicable Delaware law. In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of any of the Principal Stockholders acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and any of the Principal Stockholders, such director, officer or employee of the Corporation shall act in good faith in a manner consistent with the following:

                                    (i) a corporate opportunity offered to any
         person who is an officer or employee (whether or not a director) of the Corporation and who is also a director but not an officer or employee of a Principal Stockholder shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of a Principal Stockholder, in which case such opportunity shall belong to the relevant Principal Stockholder;

                                    (ii) a corporate opportunity offered to any
         person who is a director but not an officer or employee of the Corporation and who is also an officer or employee (whether or not a director) of a Principal Stockholder shall belong to the relevant Principal Stockholder, unless such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation; and

                                    (iii) a corporate opportunity:

                                    (A)     offered to any person who is either
                                            (1) an officer or employee of both
                                            the Corporation and a Principal
                                            Stockholder or (2) a director of
                                            both the Corporation and a Principal
                                            Stockholder (but not an officer or
                                            employee of the Corporation or any
                                            Principal Stockholder), and

                                    (B)     that is expressly offered to such
                                            person

                  (I) in his or her capacity as an officer, employee or director of the Corporation shall belong to the Corporation; and

                  (II) in his or her capacity as an officer, employee or director of a Principal Stockholder shall belong to the relevant Principal Stockholder.

                           (d) Certain Matters Deemed Not Corporate
Opportunities.

                                     (i) In addition to and notwithstanding the
         foregoing provisions of this Section 11, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under the terms of Section 4 or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

                                     (ii) For purposes of this Section 11 only,
         (A) the term "Corporation" shall mean the Corporation and all corporations, limited liability companies, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests, except that for purposes of determining those persons who are directors of the Corporation, such term shall mean the Corporation without regard to any other entities in which it may hold an interest and (B) the term "Principal Stockholder" shall mean a Principal Stockholder and all corporations, limited liability companies, partnerships, joint ventures, associations and other entities (other than the Corporation) in which such Principal Stockholder beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting stock, voting power or similar interests and, if a Principal Stockholder is a partnership, shall also include those entities which constitute its corporate general partners.

                           (e) Expiration of Certain Provisions. Notwithstanding
anything in this Certificate to the contrary, the provisions of this Section 11 shall expire as to any Principal Stockholder on the date that both (i) such Principal Stockholder ceases to Beneficially Own Common Stock representing at least five percent (5%) of the number of outstanding shares of Common Stock of the Corporation and (ii) no person who is a director or officer of the Corporation is also a director or officer of such Principal Stockholder. Neither the alteration, amendment, change or repeal of any provision of this Section 11 nor the adoption of any provision of this Certificate inconsistent with any provision of this Section 11 shall eliminate or reduce the effect of this
Section 11 in respect of any matter that occurred, or any cause of action, suit or claim that, but for this Section 11, would have accrued or arisen, prior to such alteration, amendment, repeal or adoption.

                           (f) Deemed Notice. Any person or entity purchasing or
otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 11.

                  12. Limitation of Liability.

                           (a) To the fullest extent that the DGCL, as it exists
or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

                           (b) No amendment to or repeal of this Section 12
shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  13. Indemnification.

                           (a) To the fullest extent not prohibited by law, the
Corporation shall indemnify and hold harmless any person (a "Covered Person") who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or, at the request of the Corporation, while an officer or director of the Corporation is or was serving as a director or officer, or in a capacity with comparable authority or responsibilities, of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against all judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including fees, charges and disbursements of attorneys) incurred by such person in connection with such Proceeding or any claim made in connection therewith. Persons who are not directors or officers of the Corporation (or otherwise entitled to indemnification pursuant to the preceding sentence) may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 13.

                           (b) The Corporation shall, from time to time,
reimburse or advance to any Covered Person the funds necessary for payment of expenses, including fees, charges and disbursements of attorneys, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the DGCL, such expenses incurred by or on behalf of any Covered Person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such Covered Person, to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Covered Person is not entitled to be indemnified for such expenses.

                           (c) The rights to indemnification and reimbursement
or advancement of expenses provided by, or granted pursuant to, this Section 13 shall not be exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate, the By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

                           (d) The rights to indemnification and reimbursement
or advancement of expenses provided by, or granted pursuant to, this Section 13 shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

                           (e) The Corporation shall have power to purchase and
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 13, the By-Laws or under Section 145 of the DGCL or any other provision of law.

                           (f) The provisions of this Section 13 shall be a
contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 13 is in effect and any other Covered Person entitled to indemnification hereunder, on the other hand, pursuant to which the Corporation and each such Covered Person intend to be, and shall be, legally bound. No repeal or modification of this Section 13 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any Proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

                           (g) The rights to indemnification and reimbursement
or advancement of expenses provided by, or granted pursuant to, this Section 13 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its disinterested directors or a committee thereof, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its disinterested directors or a committee thereof, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

                           (h) Any director or officer of the Corporation
serving in any capacity (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) of this Section 13(h) shall be deemed to be doing so at the request of the Corporation.

                           (i) Any person entitled to be indemnified or to
reimbursement or advancement of expenses as a matter of right pursuant to this
Section 13 may, to the extent permitted by law, elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

                  14. Adoption, Amendment and/or Repeal of Certificate or
By-Laws.

                           (a) This Certificate may not be amended, altered or
repealed without, in addition to any other vote required by applicable law, any Required Class B Stockholder Approval and any approval required under Section 1.4(c) of the Governance Agreement. In addition, the approval of the holders of a majority of the outstanding shares of any class of Stock shall be required for any amendment that would alter or change the powers, preferences or rights of such class of Stock so as to affect such class adversely, but that would not so affect the other class of Stock.

                           (b) The By-Laws may be amended, altered, restated or
repealed, and new By-Laws may be adopted, by the Board, subject to any Required Class B Director Approval, any Required Class B Stockholder Approval and any additional approval required pursuant to the Governance Agreement.

                  15. DGCL Section 203. The Corporation hereby expressly elects not to be governed by the provisions of Section 203 of the DGCL, and the restrictions and limitations set forth therein.

                  WITNESS the signature of this Certificate this ____ day of ______, 1999.



                                       _________________________________________
                                       Incorporator